Exhibit 5.1

mwe.com

November 10, 2022

Akumin Inc.

8300 Sunrise Boulevard

Plantation, Florida 33322

Re: Akumin Inc. – Post-Effective Amendment No. 2 to Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Akumin Inc., a Delaware corporation (the “Company”), in connection with the filing of a Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to Registration Statement on Form S-8 (Registration No. 333- 261695) (as amended by the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 dated August 9, 2022, the “Original Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”), by the Company with the Securities and Exchange Commission (the “Commission”) on November 10, 2022, with respect to the Company’s adoption of the Original Registration Statement previously filed by Akumin Inc., a corporation incorporated and existing under the laws of the Province of Ontario (the “Predecessor Registrant”). Effective 11:59 p.m. Eastern Daylight Time on September 30, 2022, the Predecessor Registrant changed its jurisdiction of incorporation from the province of Ontario, Canada to the State of Delaware (the “Domestication”). In the Domestication, the Predecessor Registrant discontinued its existence as a corporation under Section 181 of the Ontario Business Corporations Act and, pursuant to Section 388 of the Delaware General Corporation Law (the “DGCL”), continued its existence under the DGCL as a corporation incorporated in the State of Delaware. As a result of and upon the effective time of the Domestication, among other things, each common share, no par value, of the Predecessor Registrant issued and outstanding immediately prior to the Domestication, converted, on a one-for-one basis, into a duly authorized, validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Company. In accordance with Rule 414(d) under the Securities Act, the Post-Effective Amendment is being filed by the Company to adopt the Original Registration Statement as its own registration statement, as successor to the Predecessor Registrant, for all purposes of the Securities Act. “Registration Statement” as used herein refers to the Original Registration Statement after giving effect to the Post-Effective Amendment.

The Registration Statement relates to the registration of (i) 3,355,345 shares of common stock of the Company (“Common Shares”) issued pursuant to restricted stock unit awards or options granted pursuant to the Akumin Inc. Amended and Restated Restricted Share Unit Plan (the “RSU Plan”) and the Akumin Inc. Amended and Restated Stock Option Plan (the “Option Plan”), and (ii) up to 8,123,667 shares of common stock of the Company (the “Reserved Shares” and, together with the Common Shares, the “Registration Shares”) reserved for issuance under the RSU Plan and the Option Plan.

We express no opinion as to the applicability of, compliance with or effect of the laws of any jurisdiction other than the DGCL and, to the extent relevant to the opinions expressed herein, the laws of the State of New York.

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.

November 10, 2022

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Company’s Certificate of Incorporation and Bylaws, (ii) certain resolutions of the Board of Directors of the Company, (iii) the Registration Statement and all exhibits thereto, (iv) the RSU Plan, (v) the Option Plan, and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, (i) the Common Shares have been validly issued as fully paid and non-assessable, and (ii) the Reserved Shares have been duly authorized and reserved for issuance pursuant to the Option Plan and the RSU Plan, as applicable, and when issued in accordance with the terms of the Option Plan and the RSU Plan, as applicable, the Reserved Shares will be validly issued as fully paid and non-assessable.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). This opinion is rendered to you in connection with the filing of the Post-Effective Amendment referenced above. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement and to the use of this opinion as an exhibit to the Post-Effective Amendment. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP